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                                                                    EXHIBIT 3(a)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                   CALBIOCHEM-NOVABIOCHEM INTERNATIONAL, INC.

                  CALBIOCHEM-NOVABIOCHEM INTERNATIONAL, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, was incorporated by the filing of an original Certificate of Incorporation with the Office of the Secretary of State of Delaware on March 11, 1992, which certificate was amended and restated by the filing of an Amended and Restated Certificate of Incorporation on February 22, 1995 (collectively, the "Amended Certificate of Incorporation").

                  This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended Certificate of Incorporation and was duly adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

               The name of the corporation (the "Corporation") is:

                              CN BIOSCIENCES, INC.

                                   ARTICLE II

                  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                   ARTICLE IV

                  The total authorized capital stock of the Corporation shall be 36,005,000 shares consisting of 30,000,000 shares of Common Stock, par value $.01 per share ("Voting Common Stock"), 800,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), 5,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), and 200,000 shares of Series B Preferred Stock, par value $1.00 per share ("Series B Preferred Stock").

                  The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Voting Common Stock and the Class A Common Stock (collectively, the "Common Stock"), the Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock are as follows:

SECTION A: SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

                  (I)      General Provisions.

                  The following provisions shall be applicable to all shares of Series A Preferred Stock and Series B Preferred Stock regardless of series designation:

                  (a) Preference. So long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the Corporation (except shares of Class A Common Stock converted into shares of Voting Common Stock and shares of Common Stock repurchased through the operation of vesting provisions of employee incentive programs or agreements adopted by the Board of Directors) (i) unless the full dividends of the Series A Preferred Stock and Series B Preferred Stock for the then current fiscal year shall have been paid or declared and a sum set apart sufficient for the payment thereof; and (ii) unless, if at any time the Corporation is obligated to retire or redeem shares of the Series A Preferred Stock or Series B Preferred Stock, all arrears, if any, in respect of the



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retirement of the Series A Preferred Stock or Series B Preferred Stock shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of the remaining funds of the Corporation legally available therefor, and the Series A Preferred Stock and the Series B Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

                  (b) Redemption Procedure. In case of redemption of only part of the shares of the Series A Preferred Stock or the Series B Preferred Stock at any time outstanding, the Corporation shall redeem the shares pro rata among all of the holders of such series (as closely pro rata as reasonably practical without the creation of fractional share interests).

                  Notice of every redemption provided for in this Section A of
Article IV shall be given by mailing the same to every holder of record, any of whose shares are then to be redeemed, not less than 15 nor more than 30 days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at the redemption price and on the date specified in such notice upon the surrender for cancellation, at the places designated in such notice, of the certificates representing the shares so to be redeemed, properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, bearing any necessary transfer tax stamps thereto affixed and cancelled, or accompanied by cash or a certified check in the amount of any stock transfer tax applicable to such transaction. On and after the date specified in the notice described above, each holder of shares called for redemption, upon presentation and surrender in accordance with such notice of the certificates for shares held by such holder and called for redemption, shall be entitled to receive therefor the applicable redemption price. If the Corporation shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the redemption price of shares presented for redemption in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice whether or not the certificates for such shares be surrendered for redemption and cancellation, and such shares so called for redemption shall


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from and after such date cease to represent any interest whatever in the
Corporation or its property, and the holders thereof shall have no rights other than the right to receive such redemption price but without any interest thereon from or after such date.

                  (c) Cancellation of Redeemed Shares. All shares of the Series A Preferred Stock or the Series B Preferred Stock purchased or redeemed by the Corporation shall be forthwith retired and cancelled and shall not be reissued, nor shall any other stock be issued in place thereof, but the Corporation may, nevertheless, from time to time thereafter increase its capital stock in the manner and to the extent permitted by law and by the Certificate of Incorporation of the Corporation.

                  (d) Rights on Liquidation. (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, full payment of any dividends declared and unpaid for the then current fiscal year on such series and an amount equal to $100.00 per share for each of the shares of such Series A Preferred Stock or Series B Preferred Stock. If upon the occurrence of such event the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of this Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock in such priority as hereinafter described. After the payment or distribution to the holders of the Series A Preferred Stock and Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

                           (ii)  In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock by reason of their ownership thereof, full payment of any dividends declared and unpaid for the then current fiscal year on the

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Series B Preferred Stock, and an amount equal to $100.00 per share for each of the shares of Series B Preferred Stock. If upon the occurrence of such event the assets thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, the assets of this Corporation legally available for distribution shall first be distributed ratably among the holders of the Series B Preferred Stock. After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed up to the amount of the liquidation preference of the Series A Preferred Stock.

                  (e) Consents. Except as otherwise provided below, so long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of record of a majority of the shares of each series of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a class:

                           (i) alter or change any of the provisions of the
Certificate of Incorporation of the Corporation;

                           (ii) authorize any other class or series of capital
stock ranking prior to or on a parity with the Series A Preferred Stock or the Series B Preferred Stock as to dividends or redemption or upon liquidation, dissolution or winding up;

                           (iii) increase the authorized number of shares of
Series A Preferred Stock or the Series B Preferred Stock or authorize the reissuance thereof after repurchase or redemption;

                           (iv) authorize any liquidation, dissolution, winding
up of the affairs of the Corporation, consolidation or merger of the Corporation into or with another corporation or corporations, sale of all or substantially all of the Corporation's assets or distribution of the Corporation's assets by way of return of capital;

                           (v) authorize any public offering of any securities
of the Corporation;

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                           (vi) authorize the repurchase of any security issued
by the Corporation (other than through the operation of vesting provisions of employee incentive programs or agreements adopted by the Board of Directors);

                           (vii) authorize any capital expenditures in the
aggregate in any fiscal year in excess of $100,000.00;

                           (viii) authorize the incurrence of any indebtedness
for borrowed money in an amount in excess of $250,000.00;

                           (ix) authorize the appointment or replacement of the
Corporation's chief executive or chief operating officer; or

                           (x) authorize any business acquisition through
purchase of assets, purchase of stock, licensing arrangement or otherwise.

                   (f) Events of Default. (1) The following shall constitute an Event of Default:

                           (i) Failure by the Corporation to redeem any of the
Series A Preferred Stock or Series B Preferred Stock on the dates specified herein, to convert any shares of Series A Preferred Stock in accordance with the provisions hereof or to convert shares of Class A Common Stock in accordance with the provisions hereof;

                           (ii) Default by the Corporation in the performance or
observance of any of the Corporation's obligations under the Subscription and Shareholder Agreement between the Corporation and certain investors dated March 13, 1992;

                           (iii) Failure by the Corporation to obtain consents
of the holders of any series of the Series A Preferred Stock or Series B Preferred Stock as required by the provisions hereof;

                           (iv) Default by the Corporation (1) in any payment of
principal of or interest on any obligation for borrowed money or for the deferred purchase price of property beyond any period of grace provided with respect thereto or (2) in the observance or performance of any other agreement, term or condition contained in any such obligation or in any agreement

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relating thereto beyond any period of grace provided with respect thereto, if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) then to cause, such obligation to become due prior to its stated maturity; or

                           (v) Dissolution or liquidation of the Corporation; or
the failure by the Corporation within sixty (60) days to lift any execution, garnishment or attachment of such consequence as may impair its ability to carry on its operations, or the failure by the Corporation generally to pay its debts as they become due or the assignment by the Corporation of all or substantially all of its assets for the benefit of creditors, or the commencement by the Corporation (as the debtor) of a case under the Bankruptcy Code of 1986, as amended (the "Bankruptcy Code") or any proceeding under any other insolvency law; or the commencement of a case under the Bankruptcy Code or any proceeding under any other insolvency law against the Corporation (as the debtor) and the entry by a court having jurisdiction in the premises of a decree or order for relief against the Corporation as the debtor in such case or proceeding, or the consent by the Corporation to such case or proceeding, or the failure by the Corporation to cause such case or proceeding to be dismissed within ninety (90) days, or the consent by the Corporation to or the admission by the Corporation of the material allegations against it in any such case or proceeding; or the appointment or authorization of a trustee, receiver or agent of all or substantially all of the property of the Corporation for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.

                  (2) If an Event of Default shall have occurred, the holders of the Series A Preferred Stock and Series B Preferred Stock, shall have the right, voting together as a single class, to elect a majority of the entire board of directors (the "Special Voting Rights"). The Special Voting Rights of the holders of the Preferred Stock shall continue until all Events of Default are no longer continuing, whereupon all Special Voting Rights of the holders of the Preferred Stock shall cease, subject to being again revived from time to time upon the occurrence of an Event of Default. Failure by the holders of the Series A Preferred Stock and the Series B Preferred Stock to exercise their Special Voting Rights promptly upon the occurrence of an Event of Default shall not be deemed to be a waiver of such


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rights, such rights being exercisable at any time that such Event of Default shall have occurred or be continuing.

                  (3) Immediately upon the accrual of the Special Voting Rights of the holders of Series A Preferred Stock and the Series B Preferred Stock, the number of directors of the Corporation shall, ipso facto, be increased to the extent necessary to enable the holders of the Series A Preferred Stock and the Series B Preferred Stock to appoint a majority of the Board of Directors and the directors of the Corporation shall thereupon be divided into two classes. One of such classes shall consist of the directors appointed pursuant to the Special Voting Rights who shall be known as the Preferred Directors and the other class shall consist of the remaining Directors. The Preferred Directors shall be elected only by vote of the holders of Series A Preferred Stock and the Series B Preferred Stock, voting as a single class. Whenever the number of directors of the Corporation shall have been so increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-Laws, provided that no such action shall impair the right of the holders of the Preferred Stock to elect the Preferred Directors. The holders of the Series A Preferred Stock and the Series B Preferred Stock may at their option at any time exercise the Special Voting Rights by written consent without a meeting in accordance with the General Corporation Law of Delaware.

                  (4) The Preferred Directors shall serve for terms of one year and until their successors are elected and qualified, or until the earlier termination of the Special Voting Rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock. Upon the election of the Preferred Directors, then so long as the holders of the Series A Preferred Stock and the Series B Preferred Stock are entitled to the Special Voting Rights, the presence of a majority of Preferred Directors shall be required for there to be a quorum at all meetings of the Board of Directors of the Corporation, and of the Executive Committee of the Corporation if there be such a committee, and the affirmative vote of the Preferred Directors shall be required for any action to be taken by the Board of Directors of the Corporation or the Executive Committee. So long as the holders of the Series A Preferred Stock and the Series B Preferred Stock are entitled to the Special Voting Rights, any vacancies in the position of Preferred Directors may be filled only by the holders of the Series A Preferred Stock and the Series B Preferred Stock.


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The Preferred Directors may, during their term of office, be removed at any time, with or without cause, by and only by the affirmative votes, at a special meeting of holders of the Series A Preferred Stock and the Series B Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. Upon the termination of the Special Voting Rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock, the term of office of the Preferred Directors shall forthwith terminate and the number of directors of the Corporation shall thereupon be appropriately decreased.

                  (II)  Series A Convertible Preferred Stock.

                  The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Series A Preferred Stock are as follows:

                  (a) Designation. The series shall consist of 5,000 shares and shall be known as the Series A Convertible Preferred Stock.

                  (b) Dividends. The holder of each share of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential non-cumulative dividends in cash at the rate of $8.00 per annum per share, and not more, payable quarterly on the last day of March, June, September and December, commencing June 30, 1992.

                  Such dividends upon the Series A Preferred Stock which are designated as "non-cumulative" shall be non-cumulative, whether or not in any fiscal year there shall be net income or surplus available for the payment of such dividends in such fiscal year, so that, if in any fiscal year or years, such dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall not accumulate as against the holders of Common Stock, so that no sums in any later years shall be paid to the holders of the Series A Preferred Stock with respect to such dividends payable in any prior year or years when such dividends were not paid.

                  (c) Mandatory Redemption. The Corporation shall redeem (to the extent that such redemption shall not violate any


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applicable provisions of the laws of the State of Delaware) at a price of One
Hundred Dollars ($100) per share, plus an amount equal to any and all dividends accrued and unpaid for the then current fiscal year, but without interest (the "Series A Redemption Price"), on the 31st day of December (the "Series A Redemption Date") of each of the years of 1999 through 2002 an amount of shares equal to 25% of the shares of Series A Preferred Stock outstanding on the first such Series A Redemption Date (or such lesser number as shall then be outstanding). If the Corporation is unable on any Series A Redemption Date to redeem any shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

                  (d) Optional Redemption. The Corporation shall have the right at its option, and with the affirmative vote or written consent of the holders of record of a majority of the Series A Preferred Stock then outstanding to redeem as a whole, or from time to time in part, shares of Series A Preferred Stock at the Series A Redemption Price, provided, however, that no such redemption shall be effected until all of the Series B Preferred Stock shall first have been redeemed. The Corporation may credit against any mandatory redemption specified in the preceding paragraph any shares of Series A Preferred Stock redeemed pursuant to this paragraph or otherwise acquired by the Corporation including shares of Series A Preferred Stock purchased by the Corporation from former directors, officers or employees of the Corporation. Any such credit shall be applied against mandatory redemptions in the inverse order of the above-stated redemption requirements.

                  (e) Voting Rights. Except as provided in Section A(I)(f) above and except as otherwise provided by law, the holders of Series A Preferred Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote on any matter relating to the business or affairs of the Corporation.

                  (f) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1) Optional Conversion. Each share of Series A Preferred Stock may be converted at any time, at the option of

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the holder thereof but only with the consent of the holders of in excess of 50%
of the then outstanding shares of Series A Preferred Stock, in the manner hereinafter provided, into fully paid and nonassessable shares of Class A Common Stock at its then effective Conversion Price (as defined below), provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock. Conversion of a share of Series A Preferred Stock shall constitute a waiver by the holder thereof of any accrued and unpaid dividends for the then current fiscal year on such share of Series A Preferred Stock.

                  (2) Mandatory Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at its then effective Conversion Price upon the vote to so convert of the holders of a majority of the shares of Series A Preferred Stock then outstanding. All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate (including without limitation the right to receive accrued and unpaid dividends thereon for the then current fiscal year), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Class A Common Stock into which such Series A Preferred Stock has been converted. Such notice will be sent by mail, first class, postage prepaid, to each holder of record of shares of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section A(II)(f).

                  (3) Conversion Price. (i) The initial conversion rate for the Series A Preferred Stock shall be 83.3333 shares of Class A Common Stock for each one share of Series A Preferred

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Stock surrendered for conversion, representing an initial Conversion Price of
$1.20 per share of the Corporation's Class A Common Stock. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as provided in Section A(II)(g) hereof.

                           (ii) Whenever the conversion rate and Conversion
Price shall be adjusted as provided in Section A(II)(g) hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the President and any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each holder of record of Series A Preferred Stock at his or its address appearing on the stock register.

                           (iii) Upon any conversion, no adjustment to the
conversion rate shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Class A Common Stock delivered.

                  (4) Conversion Mechanics. (i) In order to exercise the conversion privilege, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent is at the time appointed, then the Corporation at its principal office), shall give written notice to the Corporation at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof and shall furnish to the Corporation the written consent to such conversion by the holders of in excess of 50% of the then outstanding shares of Series A Preferred Stock. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued, subject to any restriction on transfer relating to shares of the Series A Preferred Stock or shares of Class A Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing.


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In respect of all optional conversions, the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (ii) of this section in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion.

                           (ii) Unless otherwise determined by the Corporation,
it shall not issue fractional shares of Class A Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Class A Common Stock would, except for the provisions of this paragraph (ii), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction as determined by the Board of Directors.

                           (iii) The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted conversion price.

                           (iv) All shares of Series A Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and


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terminate except only the right of the holder thereof to receive shares of Class
A Common Stock in exchange therefor.

                  (g) Anti-dilution Provisions. (1) In order to prevent dilution of the rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph (g)(1). At any given time the Conversion Price, whether as the initial Conversion Price ($1.20 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Class A Common Stock upon conversion of shares of Series A Preferred Stock. Upon each adjustment of the Conversion Price, the holder of record of shares of Series A Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Class A Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Class A Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

                  (2) Except as provided in paragraph (g)(3) or (g)(6) below, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs (g)(2)(i) to (ix), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (i) to (ix) of this section, be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                           (A) an amount equal to the sum of (x) the product
derived by multiplying the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                           (B) an amount equal to the sum of (x) the Number of
Common Shares Deemed Outstanding immediately prior to such

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
Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs (g)(2)(i) to (ix)) in connection with the Triggering Transaction.

                  For purposes of this Section (g), the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Class A Common Stock outstanding at such time, (y) the number of shares of the Corporation's Class A Common Stock issuable assuming conversion at such time of the Corporation's Series A Preferred Stock and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs (g)(2)(i) to (ix), inclusive, at such time.

                  For purposes of determining the adjusted Conversion Price under this paragraph (g)(2), the following subsections (i) to (ix), inclusive, shall be applicable:

                           (i) In case the Corporation at any time shall in any
manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (iii) below.

                           (ii) In case the Corporation at any time shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (iii) below.

                           (iii) If the purchase price provided for in any
Options referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs (g)(2) or (g)(4)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraphs (i) or (ii) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                           (iv) On the expiration of any Option or the
termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (v) In case any Options shall be issued in connection
with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                           (vi) In case any shares of Common Stock, Options or
Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities as the case may be.

                           (vii) The number of shares of Common Stock
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph (g)(2).

                           (viii) In case the Corporation shall declare a
dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options, or Convertible Securities, such issuance shall be covered by paragraph (g)(4) below.

                           (ix) For purposes of this paragraph (g)(2), in case
the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (3) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph (g)(2)(viii)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then as soon as possible after the conversion of any Series A Preferred Stock, the Corporation shall pay to the person converting such Series A Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph
(g)(3), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

                  (4) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options or Convertible Securities, the Conversion Price in effect immediately prior to such subdivision or dividend shall be appropriately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (5) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Class A Common Stock (but after and subject to the rights of holders of Preferred Stock senior to the Series A Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series A Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                  (6) The provisions of this Section (g) shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs
(g)(2)(i) to (ix) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options and warrants in existence on the Initial Issuance Date, (iii) as a dividend on the Series A Preferred Stock, (iv) on conversion of the Series A Preferred Stock, or (v) to any then current shareholder of the Corporation or its affiliates in any round of financing for the Corporation in which a purchaser or purchasers other than the then current shareholders (or their affiliates) do not purchase at least ten percent (10%) of such financing.

                  (7)      In the event that:

                                 (i)    the Corporation shall declare any cash
dividend upon its Common Stock, or

                           (ii) the Corporation shall declare any dividend upon
its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                           (iii) the Corporation shall offer for subscription
pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                           (iv) there shall be any capital reorganization or
reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                           (v) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:

                  (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                  (8) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the holders of record of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph (g)(2) hereof, then each holder of Series A Preferred Stock shall be entitled to acquire (within 30 days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph (g)(8)) and upon the terms applicable to such Purchase Rights either:

                  (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Class A Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Class A Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said 30-day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (9) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section (g) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section (g) except in the case of a combination of shares of a type contemplated in paragraph (g)(4) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph (g)(4).

                  (III)  Series B Preferred Stock.

                  The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Series B Preferred Stock are as follows:

                  (a) Designation. The series shall consist of 200,000 shares and shall be known as the Series B Preferred Stock.

                  (b) Dividends. The holder of each share of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential non-cumulative dividends in cash at the rate of $10.00 per annum per share, and not more, payable quarterly on the last day of March, June, September and December, commencing June 30, 1992.

                  Such dividends upon the Series B Preferred Stock which are designated as "non-cumulative" shall be non-cumulative, whether or not in any fiscal year there shall be net income or surplus available for the payment of such dividends in such fiscal year, so that, if in any fiscal year or years, such dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall not accumulate as against the holders of Common Stock, so that no sums in any later years shall be paid to the holders of the Series B Preferred Stock with respect to such dividends payable in any prior year or years when such dividends were not paid.

                  (c) Mandatory Redemption. The Corporation shall redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a price of One Hundred Dollars ($100) per share, plus an amount equal to any and all dividends accrued and unpaid for the then current fiscal year, but without interest (the "Series B Redemption Price"), on the 31st day of December (a "Series B Redemption Date") of each of the years of 1999 through 2002 an amount of shares equal to 25% of the shares of Series B Preferred Stock outstanding on the first such Series B Redemption Date (or such lesser number as shall then be outstanding). If the Corporation is unable on any Series B Redemption Date to redeem any shares of Series B Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware then the Corporation shall redeem such shares as soon thereafter as the restrictions precluding such redemption shall no longer be applicable.

                  (d) Optional Redemption. At any time, the Corporation shall have the right at its option, and with the affirmative vote or written consent of the holders of record of a majority of the shares of Series B Preferred Stock then outstanding, to redeem as a whole, or from time to time in part, shares of Series B Preferred Stock at the Series B Redemption Price. The Corporation may credit against any mandatory redemption specified in the preceding paragraph any shares of Series B Preferred Stock redeemed pursuant to this paragraph or otherwise acquired by the Corporation including shares of Series B Preferred Stock purchased by the Corporation from former directors, officers or employees of the Corporation. Any such credit shall be applied against mandatory redemptions in the inverse order of the above-stated redemption requirements.

                  (e) Voting Rights. Except as provided in Section A(I)(f) above and except as otherwise provided by law, the holders of Series B Preferred Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote on any matter relating to the business or affairs of the Corporation.

                           SECTION B: PREFERRED STOCK

                  The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article IV, to fix from time to time before issuance thereof the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                  (a) the designation of the series and the number of shares to constitute each series;

                  (b) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including possible preferences over dividends on the Common Stock or any other class or classes);

                  (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

                  (d) the terms and amount of any sinking, retirement or purchase fund;

                  (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

                  (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

                  (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

                  (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or other class or classes or series of stock);

                  (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

                  (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of this Amended and Restated Certificate of Incorporation.

                  All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs 2(a) to 2(j) inclusive above.

                             SECTION C: COMMON STOCK

                  (a) Dividends. Subject to the preferences and other rights of the Preferred Stock as set out above, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

                  (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled as set out above, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

                  (c) Voting Rights. The holders of Voting Common Stock shall be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Class A Common Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote upon any matter relating to the business or affairs of the Corporation.

                  (d) No Pre-emptive Rights. No holder of Common Stock of the Corporation shall, by virtue of this Amended and Restated Certificate of Incorporation or Delaware law generally, have any pre-emptive right to subscribe to any additional issue of stock of the Corporation of any or all classes or series thereof or to any security convertible into such stock.

                  (e) Conversion of Class A Common Stock. (1) Each share of Class A Common Stock shall be convertible into one fully paid and nonassessable share of Voting Common Stock at any time at the election of the holder thereof subject to the condition that the holder thereof delivers to the Corporation, together with the notice of election so to convert and the applicable stock certificates (as described below), a certificate of such holder (a "Conversion Eligibility Certificate") to the effect that (i) such holder is a person other than Warburg, Pincus Investors, L.P. ("Warburg") or any affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 and any successor rule) of Warburg, or (ii) upon such conversion and after giving effect thereto, such holder and all affiliates of such holder will collectively own beneficially and of record no more than 50% of the then outstanding shares of Voting Common Stock. The Corporation or its transfer agent shall rely on any such certificate as accurately setting forth the facts therein stated, unless the Corporation has actual knowledge of the falseness of any such statements of fact.

                  (2) In order to exercise the foregoing conversion privilege, a holder of Class A Common Stock shall surrender to the Corporation at its principal offices, or to any transfer agent for the Corporation, a certificate or certificates for Class A Common Stock to be converted together with (i) a Conversion Eligibility Certificate and (ii) a written notice to the Corporation that such holder has elected to convert such shares, or, if less than all shares represented by such certificate are to be converted, the portion of the shares represented thereby to be converted. Such notice shall also state the name or names (with addresses) in which the certificates for shares of Voting Common Stock issuable upon such conversion shall be issued. Class A Common Stock shall be deemed converted for all purposes including without limitation the taking of a record date for a meeting of the stockholders of the Corporation, upon receipt by the Corporation or its transfer agent of such certificates evidencing such shares accompanied by a Conversion Eligibility Certificate and such notice of election to convert.

                  (3) Upon conversion of any certificate evidencing Class A Common Stock which is converted in part only, the Corporation shall cause to be executed and delivered to the holder thereof, at the expense of the Corporation, a new certificate evidencing the balance of the Class A Common Stock which was not so converted.

                  (4) The Corporation shall not be required to issue or deliver any certificate unless and until the holder of the shares so surrendered has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  (5) The Corporation shall at all times reserve and keep available out of its authorized but unissued Voting Common Stock the full number of shares of such stock into which all shares of Class A Common Stock from time to time outstanding are convertible.

                  (6) Shares of Class A Common Stock which are converted into shares of Voting Common Stock as provided herein shall not be reissued.

                  (7) In the event of any stock split, combination or other reclassification of shares of Voting Common Stock and Class A Common Stock, each share of Common Stock and Class A Common Stock shall be treated equally; provided, however, that in any such transaction, only holders of Voting Common Stock shall receive shares of Voting Common Stock and only holders of Class A Common Stock shall receive shares of Class A Common Stock.

                                    ARTICLE V

                  The Corporation is to have perpetual existence.

                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

                                   ARTICLE VII

                  The Corporation shall indemnify each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under and in accordance with the Delaware General Corporation Law or any successor statute.

                  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE IX

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, CALBIOCHEM-NOVABIOCHEM INTERNATIONAL, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by Stelios B. Papadopoulos, its Chief Executive Officer, and attested by James
G. Stewart, its Secretary, this 17th day of July 1995.

                                    CALBIOCHEM-NOVABIOCHEM INTERNATIONAL, INC.


                                    By:  /s/ Stelios B. Papadopoulos
                                       ---------------------------------
                                           Stelios B. Papadopoulos
                                           Chief Executive Officer

Attest:


By:   /s/ James G. Stewart
   ----------------------------
        James G. Stewart
           Secretary